Exhibit 99.1

KindlyMD™ Announces $500,000 Share Repurchase Program

SALT LAKE CITY, UT, October 15, 2024 — KindlyMD, Inc. (“KindlyMD” or the “Company”) (NASDAQ: KDLY), a patient-first healthcare and healthcare data company uniquely integrating traditional primary care and pain management strategies with integrated behavioral and alternative therapies, today announced its Board of Directors has authorized a stock repurchase program under which the Company may repurchase up to $500,000 worth of the Company’s common shares (“Shares”), from time-to-time, as market conditions warrant.

Tim Pickett, Chief Executive Officer, “Our stock buyback program demonstrates our confidence in KindlyMD’s current valuation, future growth opportunity and commitment to enhancing shareholder value.”

The Company’s proposed repurchases may be made in the open market, in privately negotiated transactions, or otherwise in accordance with applicable securities laws and other requirements. The amount and timing of any repurchases will be determined at management’s discretion and depend on a variety of factors, including business, economic and market conditions, regulatory requirements, prevailing stock prices and other considerations. The share repurchase program has no time limit, does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and may be amended, suspended or discontinued at any time.

About KindlyMD

KindlyMD™ is a patient-first healthcare and healthcare data company uniquely integrating traditional primary care and pain management strategies with integrated behavioral and alternative therapies to offer patients comprehensive care and reduce the addiction and dependency of opioid use in the U.S. KindlyMD currently operates four centers, including the largest alternative pain treatment center in Utah. With a focus on holistic pain management through its specialty outpatient clinical services, including, where appropriate, the recommendation of medical cannabis by KindlyMD healthcare providers, KindlyMD is providing better patient health outcomes.

For more information, please visit www.kindlymd.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in KindlyMD, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. KindlyMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Investor Relations Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

(212) 896-1254

KindlyMD@KCSA.com